FIRST INDUSTRIAL REALTY TRUST REPORTS
SECOND QUARTER 2023 RESULTS
•Cash Rental Rates Up 74.1% in 2Q23
•Cash Rental Rate Increase of 63% on Leases Signed To-Date Commencing in 2023
•Cash Same Store NOI Growth of 10.8% in 2Q23; Occupancy of 97.7% at Quarter-End
•Renewed Largest 2024 Lease Rollover of 700,000 Square Feet
•Signed 673,000 Square Feet of New Leases for Speculative Developments in the Second Quarter and Third Quarter To-Date Inclusive of Joint Venture
•2023 FFO Guidance Increased $0.01 at Midpoint to $2.35 to $2.43 Per Share/Unit Which Excludes $0.02 Per Share 1Q23 Accelerated Recognition of Tenant Improvement Reimbursement

CHICAGO, July 19, 2023 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the second quarter of 2023. First Industrial's diluted net income available to common stockholders per share (EPS) was $0.41, compared to $0.88 a year ago and second quarter FFO was $0.61 per share/unit on a diluted basis, compared to $0.56 per share/unit a year ago.

“Our team delivered another quarter of strong financial and operating results,” said Peter E. Baccile, president and chief executive officer of First Industrial. “We grew our same store cash net operating income 10.8%. We also achieved cash rental rate growth of 74% on new and renewal leases commencing in the quarter, establishing a new company record."

Portfolio Performance

•In service occupancy was 97.7% at the end of the second quarter of 2023, compared to 98.7% at the end of the first quarter of 2023, and 98.4% at the end of the second quarter of 2022.
•Cash rental rates increased 74.1% and increased 97.1% on a straight-line basis.
•The Company has achieved a cash rental rate increase of approximately 63% on leases signed to date commencing in 2023 reflecting 81% of 2023 rollovers.
•The Company renewed its largest 2024 lease expiration at its 700,000 square-foot facility in Nashville.
•Same store cash basis net operating income before termination fees (“SS NOI”) increased 10.8% reflecting increases in rental rates on new and renewal leasing and contractual rent escalations, offset by slightly lower average occupancy, higher free rent and an increase in real estate taxes.

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Development Leasing

During the second quarter, the Company:
•Leased 50% of the 129,000 square-foot First Steele in Seattle.
•Leased 100% of the 56,000 square-foot First Park Miami Building 13 in South Florida.

In the third quarter to-date, the Company:
•Leased 100% of the 132,000 square-foot FirstGate Commerce Center in South Florida. The lease is expected to commence in the third quarter.
•Leased 100% of the 421,000 square-foot Building B at its Camelback 303 business park joint venture in Phoenix. The lease is expected to commence in the first quarter of 2024.

Investment and Disposition Highlights

In the second quarter, the Company:
•Commenced development of two projects totaling 294,000 square feet with an estimated total investment of $65 million comprised of:
◦First Park Miami Building 12 in South Florida - 136,000 square feet; $34 million estimated investment.
◦First Harley Knox Logistics Center in the Inland Empire - 159,000 square feet; $31 million estimated investment.
•Acquired three sites in Miami, the Inland Empire and the Lehigh Valley for $60 million that can support up to 3.1 million square feet of development. We also added one additional site in the Inland Empire for $13 million that, when combined with a site we already own, can accommodate up to 550,000 square feet of development.
•Acquired a 15,000 square-foot building in the Inland Empire for $5 million.
•Sold a 183,000 square-foot building in Houston and one land site in Minneapolis for a total of $17 million.

Outlook for 2023

"Industrial market fundamentals are healthy overall. The pace of leasing decisions within our in-service portfolio continues to be strong, while the timeframes for prospective tenants evaluating new space commitments have lengthened,” added Mr. Baccile. “We have adjusted our occupancy guidance by 75 basis points at the midpoint to reflect extended lease-up assumptions for certain developments that will enter our in-service pool in the third and fourth quarters. With the benefit of early leasing at other development projects and higher capitalized interest, we are raising our outlook for FFO per share for 2023 by $0.01 per share at the midpoint.”
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	Low End of	High End of
	Guidance for 2023	Guidance for 2023
	(Per share/unit)	(Per share/unit)
Net Income	$1.40	$1.48
Add: Real Estate Depreciation/Amortization	1.20	1.20
Less: Gain on Sale of Real Estate, Net of Allocable Income Tax Provision (Including Joint Venture) and Net of Joint Venture Noncontrolling Interest, Through July 19, 2023	(0.23)	(0.23)

FFO (NAREIT Definition)	$2.37	$2.45

Less: Income Related to Accelerated Recognition of a Tenant Improvement Reimbursement	(0.02)	(0.02)

FFO Before Income Related to Accelerated Recognition of a Tenant Improvement Reimbursement	$2.35	$2.43

The following assumptions were used for guidance:
•Average quarter-end in service occupancy of 97.0% to 98.0%, a decrease of 75 basis points at the midpoint. The guidance reflects adjustments to lease-up timing assumptions for developments that will be placed in-service in the third and fourth quarters of 2023.
•SS NOI growth on a cash basis before termination fees of 7.75% to 8.75% for the full year. This range excludes $1.4 million of income related to insurance claim settlements recognized in 4Q22.
•FFO from Joint Venture of $0.02 per share related to the Company's share of the ground lease rent from the previously disclosed purchase option agreement.
•Includes the incremental costs expected in 2023 related to the Company’s developments completed and under construction as June 30, 2023. In total, the Company expects to capitalize $0.10 per share of interest in 2023.
•General and administrative expense of $34.0 million to $35.0 million.
•Our guidance does not include the impact of any future investments, property sales, debt repurchases prior to maturity, debt issuances, or equity issuances post the date of this press release.

Conference Call

First Industrial will host its quarterly conference call on Thursday, July 20, 2023 at 10:00 a.m. CDT (11:00 a.m. EDT). The conference call may be accessed by dialing (877) 870-4263, passcode "First Industrial". The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s second quarter 2023 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

FFO Definition

In accordance with the NAREIT definition of FFO, First Industrial calculates FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. First Industrial also excludes the same adjustments from its share of net income from an unconsolidated joint venture.

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About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 69.4 million square feet of industrial space as of June 30, 2023. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Statements

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the outbreak of coronavirus disease 2019 (COVID-19); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism; technological developments, particularly those affecting supply chains and logistics; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties described under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2022, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

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Contact: Art Harmon
Vice President, Investor Relations and Marketing
(312) 344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(Unaudited)
(In thousands except per share/Unit data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2023	2022	2023	2022
Statements of Operations and Other Data:
Total Revenues	$152,223	$130,049	$301,646	$255,562

Property Expenses	(39,757)	(34,860)	(81,939)	(70,275)
General and Administrative	(9,520)	(8,249)	(18,874)	(16,990)
Joint Venture Development Services Expense	(1,347)	—	(2,131)	—
Depreciation of Corporate FF&E	(214)	(226)	(459)	(456)
Depreciation and Other Amortization of Real Estate	(40,376)	(36,244)	(79,903)	(69,924)
Total Expenses	(91,214)	(79,579)	(183,306)	(157,645)
Gain on Sale of Real Estate	13,053	297	13,053	297
Interest Expense	(17,898)	(10,374)	(34,017)	(20,010)
Amortization of Debt Issuance Costs	(905)	(730)	(1,809)	(1,486)
Income from Operations Before Equity in Income of Joint Venture and Income Tax Provision	$55,259	$39,663	$95,567	$76,718
Equity in Income of Joint Venture	1,434	118,211	29,068	118,189
Income Tax Provision	(459)	(24,198)	(7,626)	(24,108)
Net Income	$56,234	$133,676	$117,009	$170,799
Net Income Attributable to the Noncontrolling Interests	(1,598)	(16,685)	(6,406)	(17,550)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$54,636	$116,991	$110,603	$153,249
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (c) AND AFFO (c)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$54,636	$116,991	$110,603	$153,249
Depreciation and Other Amortization of Real Estate	40,376	36,244	79,903	69,924
Net Income Attributable to the Noncontrolling Interests	1,598	16,685	6,406	17,550
Gain on Sale of Real Estate	(13,053)	(297)	(13,053)	(297)
Gain on Sale of Real Estate from Joint Venture (a)	(30)	(118,244)	(27,662)	(118,244)
Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest (a)	(169)	—	(169)	—
Income Tax Provision - Allocable to Gain on Sale of Real Estate, Including Joint Venture (b)	—	24,243	6,997	24,243
Funds From Operations ("FFO") (NAREIT) (c)	$83,358	$75,622	$163,025	$146,425
Amortization of Equity Based Compensation	3,269	3,892	9,410	8,993
Amortization of Debt Discounts and Hedge Costs	104	104	208	208
Amortization of Debt Issuance Costs	905	730	1,809	1,486
Depreciation of Corporate FF&E	214	226	459	456
Non-incremental Building Improvements	(7,875)	(4,628)	(11,052)	(5,349)
Non-incremental Leasing Costs	(9,364)	(7,204)	(18,225)	(13,533)
Capitalized Interest	(3,844)	(4,364)	(7,825)	(8,434)
Capitalized Overhead	(1,944)	(2,679)	(5,099)	(5,292)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(6,141)	(5,139)	(12,223)	(9,291)
Adjusted Funds From Operations ("AFFO") (c)	$58,682	$56,560	$120,487	$115,669
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RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (c) AND NOI (c)
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2023	2022	2023	2022
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$54,636	$116,991	$110,603	$153,249
Interest Expense	17,898	10,374	34,017	20,010
Depreciation and Other Amortization of Real Estate	40,376	36,244	79,903	69,924
Income Tax Provision (Benefit) - Not Allocable to Gain on Sale of Real Estate (b)	459	(45)	629	(135)
Net Income Attributable to the Noncontrolling Interests	1,598	16,685	6,406	17,550
Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest (a)	(169)	—	(169)	—
Amortization of Debt Issuance Costs	905	730	1,809	1,486
Depreciation of Corporate FF&E	214	226	459	456
Gain on Sale of Real Estate	(13,053)	(297)	(13,053)	(297)
Gain on Sale of Real Estate from Joint Venture (a)	(30)	(118,244)	(27,662)	(118,244)
Income Tax Provision - Allocable to Gain on Sale of Real Estate, Including Joint Venture (b)	—	24,243	6,997	24,243
Adjusted EBITDA (c)	$102,834	$86,907	$199,939	$168,242
General and Administrative	9,520	8,249	18,874	16,990
Equity in FFO from Joint Venture, Net of Noncontrolling Interest (a)	(1,235)	33	(1,237)	55
Net Operating Income ("NOI") (c)	$111,119	$95,189	$217,576	$185,287
Non-Same Store NOI	(11,189)	(5,155)	(21,157)	(5,840)
Same Store NOI Before Same Store Adjustments (c)	$99,930	$90,034	$196,419	$179,447
Straight-line Rent	(2,795)	(2,450)	(6,048)	(5,503)
Above (Below) Market Lease Amortization	(183)	(258)	(415)	(517)
Lease Termination Fees	(212)	(25)	(234)	(25)
Same Store NOI (Cash Basis without Termination Fees) (c)	$96,740	$87,301	$189,722	$173,402

Weighted Avg. Number of Shares/Units Outstanding - Basic	134,702	134,278	134,694	134,176
Weighted Avg. Number of Shares Outstanding - Basic	132,249	132,051	132,230	131,932

Weighted Avg. Number of Shares/Units Outstanding - Diluted	135,247	134,590	135,239	134,543
Weighted Avg. Number of Shares Outstanding - Diluted	132,337	132,106	132,318	131,997

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$54,636	$116,991	$110,603	$153,249
Less: Allocation to Participating Securities	(53)	(103)	(100)	(134)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$54,583	$116,888	$110,503	$153,115

Basic Per Share	$0.41	$0.89	$0.84	$1.16
Diluted Per Share	$0.41	$0.88	$0.84	$1.16

FFO (NAREIT) (c)	$83,358	$75,622	$163,025	$146,425
Less: Allocation to Participating Securities	(216)	(178)	(401)	(334)
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$83,142	$75,444	$162,624	$146,091

Basic Per Share/Unit	$0.62	$0.56	$1.21	$1.09
Diluted Per Share/Unit	$0.61	$0.56	$1.20	$1.09

Common Dividends/Distributions Per Share/Unit	$0.320	$0.295	$0.640	$0.590
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Balance Sheet Data (end of period):	June 30, 2023	December 31, 2022
Gross Real Estate Investment	$5,566,488	$5,343,039
Total Assets	5,089,379	4,954,322
Debt	2,182,304	2,066,301
Total Liabilities	2,527,540	2,424,023
Total Equity	2,561,839	2,530,299

		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2023	2022	2023	2022
(a)	Equity in Income of Joint Venture
	Equity in Income of Joint Venture per GAAP Statements of Operations	$1,434	$118,211	$29,068	$118,189
	Gain on Sale of Real Estate from Joint Venture	(30)	(118,244)	(27,662)	(118,244)
	Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest	(169)	—	(169)	—
	Equity in FFO from Joint Venture, Net of Noncontrolling Interest	$1,235	$(33)	$1,237	$(55)

(b)	Income Tax (Provision) Benefit
	Income Tax Provision per GAAP Statements of Operations	$(459)	$(24,198)	$(7,626)	$(24,108)
	Income Tax Provision - Allocable to Gain on Sale of Real Estate, Including Joint Venture	—	24,243	6,997	24,243
	Income Tax (Provision) Benefit - Not Allocable to Gain on Sale of Real Estate	$(459)	$45	$(629)	$135

(c) Investors in, and analysts following, the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), adjusted EBITDA and adjusted funds from operations ("AFFO"), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, we consider FFO, NOI, adjusted EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, adjusted EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

In accordance with the NAREIT definition of FFO, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. We also exclude the same adjustments from our share of net income from an unconsolidated joint venture.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is defined as NOI minus general and administrative expenses and the equity in FFO from our investment in joint venture.

AFFO is defined as adjusted EBITDA minus interest expense, minus capitalized interest and overhead, (minus)/plus amortization of debt discounts and hedge costs, minus straight-line rent, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes not allocable to gain on sale of real estate, plus amortization of equity based compensation and minus non-incremental capital expenditures. Non-incremental capital
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expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, adjusted EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations, cash flows (calculated in accordance with GAAP) or as a measure of liquidity. FFO, NOI, adjusted EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

We consider cash-basis same store NOI ("SS NOI") to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2022 and held as an in service property through the end of the current reporting period (including certain income-producing land parcels), and developments and redevelopments that were placed in service prior to January 1, 2022 (the "Same Store Pool"). Properties which are at least 75% occupied at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would drop occupancy below 75%. Properties acquired with occupancy greater than 75% at acquisition, but with tenants that we anticipate will move out within two years of ownership, will be placed in service upon the earlier of reaching 90% occupancy or twelve months after move out. Properties acquired that are less than 75% occupied at the date of acquisition are placed in service as they reach the earlier of reaching 90% occupancy or one year subsequent to acquisition. Developments, redevelopments and acquired income-producing land parcels for which our ultimate intent is to redevelop or develop on the land parcel are placed in service as they reach the earlier of 90% occupancy or one year subsequent to development/redevelopment construction completion.

We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. We exclude lease termination fees, straight-line rent and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company's real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on the sale of real estate, equity in income or loss from joint venture, joint venture fees, joint venture development services expense, capital expenditures and leasing costs. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.